Exhibit 99.1

Contact:	Damian Finio Teligent, Inc. (856) 336-9117 www.teligent.com

Teligent Announces One-for-Ten Reverse Stock Split

Buena, N.J., MAY 26, 2020 (GLOBENEWSWIRE) -- Teligent, Inc. (NASDAQ: TLGT) (“Teligent” or the “Company”), a New Jersey-based specialty generic pharmaceutical company, announced today that as of 12:01 a.m., Eastern Time, on May 28, 2020 it will effect a one-for-ten reverse stock split of its outstanding common stock, which will be effective for trading purposes as of the commencement of trading on Thursday, May 28, 2020.

At a Special Meeting of Stockholders held on January 24, 2020 the reverse stock split was approved by the Company's stockholders to be effected at the Board’s discretion within the approved parameters and the specific ratio was subsequently approved by the Company's Board. The reverse stock split is intended to increase the per share trading price of the Company's common stock to satisfy the $1.00 minimum bid price requirement for continued listing on The NASDAQ Capital Market although no assurance can be given that continued listing will occur. Trading of the Company's common stock on The Nasdaq Capital Market will continue, on a post-split basis, with the opening of the markets on Thursday, May 28, 2020, under the existing trading symbol "TLGT" and under new CUSIP number 87960W 203.  The reverse stock split reduces the number of shares of the Company's common stock outstanding from approximately 53.9 million shares of common stock pre-reverse split to approximately 5.4 million shares of common stock post-reverse split. The number of outstanding options and warrants will also be also adjusted accordingly. The number of authorized shares of common stock and the par value per share will remain unchanged.

As a result of the reverse stock split, every 10 shares of the Company's pre-reverse split common stock will be combined and reclassified into one share of common stock. Voting rights and other rights of common stockholders will not be affected by the reverse stock split. No fractional shares of common stock will be issued as a result of the reverse stock split and any fractional shares that would otherwise be issuable as a result of the Reverse Stock Split will be rounded up to the nearest whole share.

After the effective time of the reverse stock split, stockholders with shares held in certificate form will receive a Letter of Transmittal and instructions from the Teligent’s transfer agent, American Stock Transfer & Trust LLC (AST). Stockholders that hold shares in book-entry form or hold their shares in brokerage accounts are not required to take any action and will see the impact of the reverse stock split reflected in their accounts. Beneficial holders of Teligent’s common stock are encouraged to contact their bank, broker, custodian or other nominee with questions regarding procedures for processing the reverse stock split.

Additional information about the reverse stock split can be found in the Company's Definitive Proxy Statement filed with the Securities and Exchange Commission (SEC) on December 23, 2019, and in the Company's Form 8-K filed with the SEC on January 27, 2020, copies of which are available at www.sec.gov or at the Company's website at www.teligent.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the “safe harbor” created by those sections.  These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions, and other statements contained in this press release that are not historical facts and statements identified by words such as “plan,” “believe,” “continue,” “should” or words of similar meaning. Factors that could cause actual results to differ materially from these expectations include, but are not limited to: our inability to meet current or future regulatory requirements in connection with existing or future ANDAs; our inability to achieve profitability; our failure to obtain FDA approvals as anticipated; our inability to execute and implement our business plan and strategy; the potential lack of market acceptance of our products; our inability to protect our intellectual property rights; changes in global political, economic, business, competitive, market and regulatory factors; and our inability to successfully complete future product acquisitions. These statements are based on our current beliefs or expectations and are inherently subject to various risks and uncertainties, including those set forth under the caption “Risk Factors” in Teligent, Inc.’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other periodic reports we file with the Securities and Exchange Commission. Teligent, Inc. does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise, except as required by law.